UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2013 (August 6, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Extension of Maturity Date of Convertible Promissory Note Dated September 25, 2012

On September 25, 2012 (the "Issue Date"), the Company issued a convertible promissory note (the "Note") to Steven Turner, the Chief Executive Officer and a director of the Company and Nancy Turner, wife of Mr. Turner (the "Noteholders") in an aggregate principal amount equal to $20,000 (the "Principal Amount"). The Note accrues simple interest at a rate of 10% per annum and is due and payable on the earlier to occur of (i) the date that is 60 days from the Issue Date, or (ii) when declared due and payable by the Noteholders upon the occurrence of an event of default (the “Maturity Date”). At the option of the Noteholders, each $2.00 of outstanding Principal Amount and accrued unpaid interest is convertible into one share of common stock of the Company. On March 22, 2013, in exchange for the agreement by the Noteholders to extend the maturity date of the Note, the Company agreed to reduce the conversion price set forth in the Note from $2.00 to $0.50 per share. On August 6, 2013, pursuant to an addendum to the Note (the "Note Addendum No. 3"), the Noteholders agreed to further extend the Maturity Date of the Note from May 31, 2013 to December 31, 2013.

The above descriptions of the Note and the Note Addendum No. 3 are qualified in their entirety by the terms of the form of Note filed as Exhibit 10.1 to the Company's Form 8-K filed on October 4, 2012. The description above of the Note Addendum No. 3 is qualified in its entirety by the terms and conditions of the Note Addendum No. 3 for the Noteholder filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Convertible Promissory Notes, dated September 25, 2012 (incorporated by reference to the registrant’s Form 8-K filed on October 4, 2012).

10.2	Convertible Promissory Note Addendum No. 3 executed by Stephen and Nancy Turner, dated August 6, 2013 (with respect to the Note by and between the Company and Stephen and Nancy Turner).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/Stephen Turner
Stephen Turner Chief Executive Officer